CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA
Kristofer Heaton, CPA
To the Board of Directors
Lightbridge Corporation
1600 Tysons Boulevard, Suite 550
McLean, VA 22102

We hereby consent to the incorporation by reference in Registration Statement No. 333- 187659 on Form S-3 of our report dated March 20, 2015, with respect to the financial statements of Lightbridge Corporation (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Anderson Bradshaw PLLC
Salt Lake City, Utah
March 25, 2015

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

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